UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)    December 4, 2003

Commission File Number 000-24575

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3410234
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6670 SPRINGLAKE RD., KEYSTONE HEIGHTS, FLORIDA	32656
(Address of Principal Executive Offices)	(Zip Code)

(352) 473-6673

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On December 4, 2003, registrant sold 143,000 shares of its common stock to an institutional investor for $130,000. This is the first installment of a total of 365,286 shares of common stock to be sold to the investor in a Private Investment Public Equity (“PIPE”) transaction for $370,000. The closing of the balance of the shares will take place shortly after a registration statement covering the resale of the shares by the investor is declared effective by the Securities and Exchange Commission. A copy of the stock purchase agreement for the PIPE transaction is filed as Exhibit 10.1 to this Form 8-K.

On December 8, 2003 registrant issued a press release concerning the PIPE transaction. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On December 10, 2003, registrant issued a press release announcing it has expanded manufacturing capabilities with an investment of approximately $100,000 to purchase computer-controlled capital production equipment. In addition, it was noted that the registrant received notification from the The Nasdaq Stock Market, Inc. that it was in compliance with NASDAQ’s minimum bid price requirement as a result of the closing bid price of the registrant’s common stock being above $1.00 or greater for at least 10 consecutive trading days. A copy of this press release is furnished as Exhibit 99.2 to this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and
Treasurer

Date: December 17, 2003

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement dated December 2, 2003 between registrant and Around the Clock Partners, LP.

99.1	Press Release, dated December 8, 2003.

99.2	Press Release, dated December 10, 2003.